Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR

PEOPLES FINANCIAL SERVICES CORP. ANNOUNCES OFFICER APPOINTMENTS

Scranton, PA, February 4, 2025/PRNEWSWIRE/ – The Board of Directors of Peoples Financial Services Corp. (“PFIS”) (NASDAQ: PFIS) announced today that James M. Bone, Jr., CPA, Executive Vice President and Chief Operations Officer of PFIS and its banking subsidiary, Peoples Security Bank and Trust Company (“PSBT”), will become Chief Financial Officer effective as of March 31, 2025. At the same time, John R. Anderson, III, Executive Vice President and Chief Financial Officer, will become Chief Operating Officer of PFIS and PSBT.

Mr. Bone and Mr. Anderson, both seasoned professionals, bring a wealth of experience and a shared commitment to advancing PFIS’ mission to provide better banking to strengthen the communities where we live, work, and play.

PFIS is the bank holding company of PSBT, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within the Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. PSBT’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely. For more information, visit psbt.com.

Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Forward-looking Statements

This communication includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of PFIS; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "will," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.

Additionally, forward–looking statements speak only as of the date they are made; PFIS does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of PFIS. Such statements are based upon the current beliefs and expectations of the management of PFIS and are subject to significant risks and uncertainties outside of the control of PFIS. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated benefits of PFIS’ merger with FNCB Bancorp, Inc. (“FNCB”), which was consummated July 1, 2024, will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of FNCB; the strength of the economy and competitive factors in the areas where PFIS conducts business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that PFIS may be unable to achieve expected synergies and operating efficiencies in the FNCB merger within the expected timeframes or at all; revenues following the FNCB merger may be lower than expected; PFIS’ success in executing its business plans and strategies and managing the risks involved in the foregoing; the dilution caused by PFIS’ issuance of additional shares of its capital stock in connection with the FNCB merger; the outcome of any legal proceedings that may be threatened or instituted against PFIS; the ability of PFIS to meet expectations regarding the accounting and tax treatments of the FNCB merger; effects of the completion of the FNCB merger on the ability of PFIS to retain customers and retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; changes in interest rates; and risks related to the potential impact of general economic, political and market factors on PFIS; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; credit risk associated with lending activities and changes in the quality and composition of PFIS’ loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in PFIS’ market area; changes in relevant accounting principles and guidelines; inability of third party service providers to perform; PFIS’ ability to prevent, detect and respond to cyberattacks; and the other factors discussed in PFIS’ Annual Reports on Form 10–K and Quarterly Reports on Form 10-Q as filed with the SEC from time to time.